Exhibit 99.1

TransAct Technologies Reports Preliminary First Quarter 2025 Financial Results

Sold Over 2,300 Terminals in the First Quarter 2025, An All-Time Quarterly High

Total FST Revenue Up 49% Year-Over-Year

Quarterly Casino and Gaming Sales Up 18% Year-Over-Year and 41% Sequentially

Hamden, CT –May 13, 2025 – TransAct Technologies Incorporated (Nasdaq: TACT) (“TransAct” or the “Company”), a global leader in software-driven technology and printing solutions for high-growth markets, today reported preliminary results for the first quarter ended March 31, 2025.

"We started the year with a solid first quarter, achieving an all-time, quarterly high of 2,350 BOHA! terminal unit sales, which drove a 49% year-over-year FST revenue growth, alongside an 18% increase in casino and gaming revenue, which came in at $6.7 million. Our BOHA! platform is gaining traction in large, emerging markets for FST such as convenience store and healthcare food service, with significant wins including a 1,400 BOHA! unit upgrade for a major convenience store chain and a national healthcare food service contract,” said John Dillon, Chief Executive Officer of TransAct. “We’re pleased with the positive net income and adjusted EBITDA, reflecting our operational discipline and the continued success of our revised go-to-market strategies. This positions us well to build upon our team’s ability to continue improving our year-over-year results for the balance of 2025."

First Quarter 2025 Financial Highlights

•	Net Sales: Net sales for the first quarter of 2025 were $13.1 million, up 28% sequentially and 22% compared to $10.7 million for the first quarter of 2024 as a result of stronger sales in both FST and gaming and casino.

•	FST Recurring Revenue: FST recurring revenue for the first quarter of 2025 was $2.7 million, which represents a slight decline of 3% sequentially but an increase of 10% compared to $2.4 million for the first quarter of 2024.

•	Gross Profit: Gross profit for the first quarter of 2025 was $6.4 million, resulting in gross margin of 48.7%, compared to gross profit of $5.6 million for the first quarter of 2024, resulting in a 52.6% gross margin.

•	Operating loss: Operating loss for the first quarter of 2025 was $(15) thousand, compared to an operating loss of $(1.1) million for the fourth quarter of 2024 and $(1.3) million for the first quarter of 2024.

•	Net income (loss): Net income for the first quarter of 2025 was $19 thousand, or $0.00 per diluted share, based on 10.1 million weighted average common shares outstanding. This compares to a net loss for the first quarter of 2024 of $(1.0) million, or $(0.10) per diluted share, based on 10.0 million weighted average common shares outstanding.

•	EBITDA: EBITDA was $221 thousand for the first quarter of 2025, compared to $(1.0) million for the fourth quarter of 2024 and $(1.0) million for the first quarter of 2024.

•	Adjusted EBITDA: Adjusted EBITDA was $544 thousand for the first quarter of 2025, compared to $(705) thousand in the fourth quarter of 2024, and $(701) thousand for the first quarter of 2024.

2025 Financial Outlook

•	Net Sales: The Company expects full year 2025 net sales of between $47 million and $52 million.

•	Adjusted EBITDA: The Company expects full year 2025 adjusted EBITDA to be between $0 (breakeven) and $(1.5) million.

Our outlook for non-GAAP adjusted EBITDA is presented only on a non-GAAP basis because not all of the information necessary for a quantitative reconciliation of this forward-looking non-GAAP financial measure to the most directly comparable GAAP financial measure is available without unreasonable effort, primarily due to uncertainties relating to the occurrence or amount of these adjustments that may arise in the future. If one or more of the currently unavailable items is applicable, some items could be material, individually or in the aggregate, to GAAP reported results.

Strategic Business Review

The Company’s Board of Directors and management have determined to suspend the Company’s strategic review process for now. Due to increasing levels of macroeconomic uncertainty and given the increased momentum in both the FST and Casino businesses, the Company intends to focus on incremental organic growth initiatives and investing in Company growth where most prudent. If and when conditions improve or opportunities arise, the Board will consider resuming the process. As always, the Board is committed to maximizing stockholder value and is constantly evaluating the best strategies to achieve that goal.

2025 First Quarter Conference Call and Webcast

TransAct is hosting a conference call and webcast today, May 13, 2025, beginning at 4:30 p.m. ET to discuss the Company’s preliminary first quarter 2025 results and other matters. Both the call and the webcast are open to the general public. The conference call number is 877-704-4453 and the conference ID number is 13753569. Please call ten minutes prior to the presentation to ensure that you are connected.

Interested parties may also access the conference call live on the Internet at www.transact-tech.com (select “Company” followed by “Investor Relations,” then select “News & Events” followed by “Events & Presentations”), or directly here. Approximately two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location.

Non-GAAP Financial Measures

TransAct is providing certain non-GAAP financial measures because the Company believes that these measures are helpful to investors and others in assessing the ongoing nature of what the Company’s management views as TransAct’s core operations. EBITDA and adjusted EBITDA provide the Company with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes. The Company believes that these non-GAAP financial measures provide relevant and useful information to an investor evaluating the Company’s operating performance because these measures are: (i) widely used by investors to measure a company’s operating performance without regard to items that do not reflect the Company’s ongoing operations and are excluded from the calculation of such measures; (ii) used as financial measurements by lenders and other parties to evaluate creditworthiness; and (iii) used by the Company’s management for various purposes including strategic planning and forecasting and assessing financial performance. The presentation of this non-GAAP information is not considered superior to or a substitute for, and should be read in conjunction with, the financial information prepared in accordance with GAAP.

EBITDA is defined as net income (loss) before net interest income (expense), income taxes, depreciation, and amortization. A reconciliation of EBITDA to net income (loss), the most comparable GAAP financial measure, can be found attached to this release.

Adjusted EBITDA is defined as net income (loss) before net interest income (expense), income taxes, depreciation and amortization and is adjusted for (1) share-based compensation expense and (2) any other items, when they occur, that we believe do not reflect the ordinary earnings of the Company’s ongoing business. The Company adjusts EBITDA for share-based compensation because the Company considers share-based compensation expense to be a non-cash expense similar to depreciation and amortization. A reconciliation of adjusted EBITDA to net income (loss), the most comparable GAAP financial measure, can be found attached to this release.

About TransAct Technologies Incorporated

TransAct Technologies Incorporated is a global leader in developing and selling software-driven technology and printing solutions for high-growth markets including food service, casino and gaming, and POS automation. The Company’s solutions are designed from the ground up based on customer requirements and are sold under the BOHA!®, AccuDate®, EPICENTRAL®, Epic and Ithaca® brands. TransAct has sold over 4.0 million printers, terminals and other hardware devices around the world and is committed to providing world-class service, spare parts, and accessories to support its installed product base. Through the TransAct Services Group, the Company also provides customers with a complete range of supplies and consumable items both online at http://www.transactsupplies.com and through its direct sales team. TransAct is headquartered in Hamden, CT. For more information, please visit http://www.transact-tech.com or call (203) 859-6800.

©2025 TRANSACT Technologies Incorporated. All rights reserved. TransAct®, BOHA!®, AccuDate®, Epic Edge®, EPICENTRAL® and Ithaca® are registered trademarks of TransAct Technologies Incorporated.

Cautionary Statement Regarding Preliminary Financial Information

The Company has prepared the preliminary financial information set forth below on a materially consistent basis with its historical financial information and in good faith based upon its internal reporting as of and for the three months ended March 31, 2025. This financial information is preliminary and is thus inherently uncertain and subject to change as the Company finalizes its financial results and related review for the three months ended March 31, 2025. During the course of the preparation of the Company’s condensed consolidated financial statements and related notes as of and for the three months ended March 31, 2025, the Company may identify items that could cause its final reported results to be materially different from the preliminary financial information set forth above. As a result, there can be no assurance that the Company’s final results for this period will not differ from the preliminary financial information.

This preliminary financial information should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. In addition, this preliminary financial information is not necessarily indicative of the results to be achieved for any future period.

Forward-Looking Statements

Certain statements included in this press release include forward-looking statements within the meaning of the U.S. federal securities laws, including the Private Securities Litigation Reform Act of 1995. Forward-looking statements are any statements other than statements of historical fact. Forward-looking statements represent current views about possible future events and are often identified by the use of forward-looking terminology, such as “may”, “will”, “could”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “project”, “plan”, “predict”, “design” or “continue”, or the negative thereof, or other similar words. Forward-looking statements are subject to certain risks, uncertainties and assumptions. In the event that one or more of such risks or uncertainties materialize, or one or more underlying assumptions prove incorrect, actual results may differ materially from those expressed or implied by the forward-looking statements. Important factors and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to, the following: the adverse effects of current economic conditions on our business, operations, financial condition, results of operations and capital resources; difficulties or delays in manufacturing or delivery of inventory or other supply chain disruptions; inflation; the Russia-Ukraine and Middle East conflicts; inadequate manufacturing capacity or a shortfall or excess of inventory as a result of difficulty in predicting manufacturing requirements due to volatile economic conditions; price increases, decreased availability of third-party component parts or raw materials at reasonable prices, price wars or other significant pricing pressures affecting the Company’s products in the United States or abroad; increased product costs or reduced customer demand for our products in the United States or abroad, including as a result of trade wars or tariffs; our ability to successfully develop new products that garner customer acceptance and generate sales, both domestically and internationally, in the face of substantial competition; our reliance on an unrelated third party to develop, maintain and host certain web-based food service application software and develop and maintain selected components of our downloadable software applications pursuant to a non-exclusive license agreement, and the risk that interruptions in our relationship with that third party could materially impair our ability to provide services to our food service technology customers on a timely basis or at all and could require substantial expenditures to find or develop alternative software products; any system outages, interruptions or other disruptions to our software applications, including as a result of unexpected errors or mistakes in connection with over-the-air updates; our ability to successfully grow our business in the food service technology market; renewal rates for our subscription-based products; risks associated with the pursuit of strategic initiatives and business growth; our dependence on contract manufacturers for the assembly of a large portion of our products in Asia; our dependence on significant suppliers; our ability to recruit and retain quality employees; our dependence on third parties for sales outside the United States; marketplace acceptance of new products; risks associated with foreign operations; the imposition of additional duties, tariffs, quotas, taxes, trade barriers, capital flow restrictions and other charges on imports and exports by the United States or the governments of the countries in which we or our manufacturers and suppliers operate; political and policy uncertainties in connection with the change in U.S. presidential administrations; our ability to protect intellectual property; exchange rate fluctuations; the availability of needed financing on acceptable terms or at all; volatility of, and decreases in, trading prices of our common stock; and other risk factors identified and discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and other reports filed with the Securities and Exchange Commission. We caution readers not to place undue reliance on forward-looking statements, which speak only as of the date of this release. We undertake no obligation to publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other factors, except where we are expressly required to do so by applicable law.

# # #

Investor Contact:

Ryan Gardella

ICR, Inc.

Ryan.Gardella@icrinc.com

- Financial tables follow-

TRANSACT TECHNOLOGIES INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Preliminary and Unaudited)

	Three months ended March 31,
	2025	2024
	(In thousands, except per share data)

Net sales	$13,053	$10,687
Cost of sales	6,694	5,063
Gross profit	6,359	5,624

Operating expenses:
Engineering, design and product development	1,635	1,966
Selling and marketing	2,085	2,083
General and administrative	2,654	2,876
	6,374	6,925
Operating loss	(15)	(1,301)

Interest and other income (expense):
Interest, net	22	48
Other, net	63	(60)
	85	(12)

Income (loss) before income taxes	70	(1,313)
Income tax (expense) benefit	(51)	277
Net income (loss)	$19	$(1,036)

Net income (loss) per common share:
Basic	$0.00	$(0.10)
Diluted	$0.00	$(0.10)

Shares used in per share calculation:
Basic	10,043	9,972
Diluted	10,054	9,972

SUPPLEMENTAL INFORMATION – SALES BY MARKET:

(Preliminary and Unaudited)

	Three months ended March 31,
	2025	2024
	(In thousands)

Food service technology	$4,908	$3,300
POS automation	618	651
Casino and gaming	6,719	5,696
TransAct services group	808	1,040
Total net sales	$13,053	$10,687

TRANSACT TECHNOLOGIES INCORPORATED

CONDENSED CONSOLIDATED BALANCE SHEETS

(Preliminary and Unaudited)

	March 31,	December 31,
	2025	2024
Assets:	(In thousands)
Current assets:
Cash and cash equivalents	$14,178	$14,394
Accounts receivable, net	9,062	6,507
Inventories	14,415	16,161
Prepaid income taxes	402	401
Other current assets	861	899
Total current assets	38,918	38,362

Fixed assets, net	1,645	1,818
Right-of-use assets, net	905	1,141
Goodwill	2,621	2,621
Other assets	75	92
	5,246	5,672
Total assets	$44,164	$44,034

Liabilities and Shareholders’ Equity:
Current liabilities:
Revolving loan payable	$3,000	$3,000
Accounts payable	4,670	4,569
Accrued liabilities	3,105	3,253
Lease liabilities	852	955
Deferred revenue	1,125	1,107
Total current liabilities	12,752	12,884

Deferred revenue, net of current portion	335	246
Lease liabilities, net of current portion	96	231
Other liabilities	40	40
	471	517
Total liabilities	13,223	13,401

Shareholders’ equity:
Common stock	141	141
Additional paid-in capital	58,414	58,141
Retained earnings	4,534	4,515
Accumulated other comprehensive loss, net of tax	(38)	(54)
Treasury stock, at cost	(32,110)	(32,110)
Total shareholders’ equity	30,941	30,633
Total liabilities and shareholders’ equity	$44,164	$44,034

TRANSACT TECHNOLOGIES INCORPORATED

RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA

NON-GAAP FINANCIAL MEASURES

(Preliminary and Unaudited)

	Three Months Ended
	March 31,
	2025	2024
	(In thousands)

Net income (loss)	$19	$(1,036)

Interest income, net	(22)	(48)
Income tax expense (benefit)	51	(277)
Depreciation and amortization	173	395

EBITDA	221	(966)

Share-based compensation expense	323	265

Adjusted EBITDA	$544	$(701)